UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2013

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2013, the Board of Directors of Cross Country Healthcare, Inc. (“Cross Country” or the “Company”) appointed William J. Grubbs as President and Chief Operating Officer and a director of Cross Country, effective April 1, 2013.   Mr. Grubbs will become Chief Executive Officer of the Company when the Company’s current Chief Executive Officer, Joseph Boshart, retires on or about July 29, 2013.

Mr. Grubbs, age 54, served as Executive Vice President and Chief Operating Officer of TrueBlue, Inc., a staffing company, from October 2012 through March 2013.  From 2005 through 2011 Mr. Grubbs held various senior executive positions with SFN Group, Inc., a staffing company formerly known as Spherion Corporation. Mr. Grubbs holds a B.S. degree in Computer Science from the University of New Hampshire.

On March 20, 2013, the Company entered into an employment agreement (the “Agreement”) with Mr. Grubbs pursuant to which, on April 1, 2013, Mr. Grubbs will initially become President and Chief Operating Officer and a director.  On or before July 31, 2013, Mr. Grubbs will become Chief Executive Officer, replacing Mr. Boshart in such position. The initial term for the Agreement expires on March 31, 2016, subject to automatic renewal for successive one-year terms unless prior to the end of any renewal term either party has given at least 90 days prior written notice of the intention not to renew the Agreement. The Agreement provides for an annual base salary of $500,000 increasing to $550,000 on the date Mr. Grubbs becomes Chief Executive Officer. The salary is subject to annual review by the Compensation Committee of the Board and Mr. Grubbs is eligible to receive an annual bonus of up to 100% of his base salary based on the level of achievement of performance goals to be established by the Compensation Committee. Mr. Grubbs is eligible to participate in all benefit plans and fringe benefit arrangements available to the Company’s senior executives. If Mr. Grubbs’ employment is terminated by the Company without cause or Mr. Grubbs terminates his employment for Good Reason (as defined in the Agreement), he will be entitled to a severance payment equal to one year’s base salary plus a pro rata portion of the bonus, if any, earned with respect to the year in which such termination occurred. Effective with the commencement of Mr. Grubbs’ employment, the Compensation Committee will grant Mr. Grubbs restricted shares with a value of $250,000 as well as 50,000 stock appreciation rights.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed hereto as Exhibit 10.1 and is herein incorporated into this current report on Form 8-K by reference.

Item 8.01	Other Events

On March 21, 2013, the Company issued a press release announcing the appointment of William J. Grubbs as its President and Chief Operating Officer.  A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit	Description
10.1	Employment Agreement dated March 20, 2013 by and between Cross Country Healthcare, Inc. and William J. Grubbs.
99.1	Press Release dated March 21, 2013 issued by Cross Country Healthcare, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	March 22, 2013	By:	/s/ Joseph A. Boshart
Name: Joseph A. Boshart
Title: Chief Executive Officer